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Exhibit 99.1

W.H.E.C., INC.
2602 El Camino Real
Carlsbad, California 92008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD             , 2002

    The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders relating to the Special Meeting of Shareholders of W.H.E.C., Inc. (the "Company") to be held                         , 2002, at 10:00 a.m., local time, at the Encinitas Office of Capital Bank of North County at 499 North El Camino Real, Encinitas, California 92024 at 10:00 a.m. local time, and (ii) appoints Mr. Robert Sporrer as proxy, with full power of substitution, and authorizes him to vote all the shares of common stock of the Company standing in the name of the undersigned at said meeting or any adjournment thereof upon the matters specified below and upon such other matters as may properly be brought before the meeting, conferring discretionary authority upon such proxy holder as to such other matters.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1.	APPROVAL OF THE MERGER AGREEMENT WITH FIRST COMMUNITY BANCORP:
To consider and vote upon the Agreement and Plan of Merger, dated November 12, 2001, between WHEC and First Community Bancorp, under which WHEC would be acquired by First Community.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
2.	OTHER BUSINESS:
To transact such other business as may properly come before the Meeting.
	/ / FOR	/ / AGAINST	/ / ABSTAIN

SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR DOMESTIC MAILING.
	I/we will / /	will not / /	attend the meeting.
SIGNATURE OF SHAREHOLDER
Print Name
SIGNATURE OF SHAREHOLDER
Print Name
Dated:	, 2002	IMPORTANT: Please date this Ballot and sign exactly as your name(s) appears. When signing as a fiduciary, please give your full title.

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  Exhibit 99.1